Exhibit 99.1


      CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF ACCOUNTING OF
        IKON RECEIVABLES FUNDING, LLC PURSUANT TO 18 U.S.C. SECTION 1350

We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q of IKON Receivables Funding, LLC for the period ending June 30, 2002:

(1) complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IKON Receivables Funding, LLC.

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
/s/ Russell S. Slack                                          /s/ Harry G. Kozee
--------------------------                                    ------------------------
Russell S. Slack                                              Harry G. Kozee
President (Principal Executive Officer)                       Vice President - Finance (Chief Accounting Officer)
August 14, 2002                                               August 14, 2002
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